Exhibit 99.1

The Wendy’s Company Announces Executive Leadership Appointments

John Min Appointed Chief Legal Officer and Secretary

Mary Greenlee Named Senior Vice President, U.S. Operations

DUBLIN, Ohio, Sept. 16, 2024 /PRNewswire/ — The Wendy’s Company (Nasdaq: WEN) (“Wendy’s” or the “Company”) announced today the appointment of John Min as the Company’s Chief Legal Officer and Secretary and Mary Greenlee as Senior Vice President, U.S. Operations, effective today. These appointments represent the continued evolution of the Company’s leadership structure to drive accountability and accelerate growth. Min will report to President and Chief Executive Officer, Kirk Tanner, and Greenlee will report to President, U.S., Abigail Pringle. Min succeeds E.J. Wunsch, who was appointed as Wendy’s President, International in June 2024.

“I’m pleased to welcome John and Mary to the Wendy’s team,” said Tanner. “John’s proven track record of managing complex commercial transactions, his extensive background in legal strategy and corporate governance and his unique global experience will be invaluable as we look to further solidify our development plans. Mary brings significant experience managing franchise relationships, generating significant market expansion and driving innovation from her career in the QSR industry, which align perfectly with our growth pillars. I look forward to John and Mary’s substantial contributions to our team.”

Min most recently served as Senior Vice President, Chief Legal Officer and Secretary of Kellanova following the separation of Kellogg Company into two companies. He brings two decades of corporate legal experience and a wealth of expertise in leading high-performing teams, providing strategic legal counsel and managing compliance risks in diverse markets. Min will oversee Wendy’s global legal department, playing a pivotal role in guiding Wendy’s legal strategy and operations, as well as managing global risk and compliance functions. Prior to the separation of Kellogg, Min worked for 13 years at Kellogg, where, among other roles he served as General Counsel in Europe and General Counsel of the Asia Pacific, Middle East, and Africa region. Previously, Min practiced law at the law firms of Jenner & Block LLP and Jones Day. He holds a law degree from the University of Chicago Law School and a B.A. in Economics from the University of Chicago.

Greenlee has over 25 years of experience in the restaurant and beverage industries, bringing a deep understanding of franchise systems and strategic thinking to elevate performance. Greenlee will oversee the performance of Wendy’s company and franchise operations to support the brand’s strategic growth initiatives, including continuing to drive the restaurant economic model and building out the Company’s U.S. footprint to ensure it reaches its full growth potential. Greenlee has held significant operational roles over her career, most recently serving as Vice President of U.S. Field Operations at Subway and Director of Business Development and General Manager of Coca-Cola Freestyle Strategy for Wendy’s. Greenlee holds a B.A. in History from the University of Louisiana Monroe.

“This is an exciting opportunity to join an iconic brand,” said Min. “I am honored to join such a talented team and contribute my experience to uphold and enhance Wendy’s high standards of legal and ethical practices to support the Company’s continued growth on a global scale.”

“Wendy’s has consistently set a standard for quality and creativity in the QSR industry, and I’ve long admired the brand’s commitment to value and innovation,” said Greenlee. “I look forward to working closely with the team to drive strategic growth, enhance operations and continue delivering an exceptional customer experience.”

Forward Looking Statements

This press release contains certain statements that are not historical facts, including statements regarding the Company’s growth pillars, development growth plans and driving the restaurant economic model. Those statements, as well as statements preceded by, followed by or that include the words “will,” “may,” “believes,” “intends,” “plans,” “expects,” “anticipates,” or similar expressions constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These factors include, but are not limited to, the factors identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across over 7,000 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising.

Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on X and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Media Contact

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

Investor Contact

Aaron Broholm

Head of Investor Relations

(614) 764-3346; aaron.broholm@wendys.com